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                                                                   Exhibit 3.1.2

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         ARTICLES OF INCORPORATION OF
                                RICH COAST INC.

     Pursuant to the provisions of the Nevada General Corporation Law, the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

     FIRST:  The name of the Corporation is RICH COAST INC.

     SECOND: The current number of authorized shares of the Corporation is 100,000,000, of all of which are shares of common stock ("Common Stock") having a par value of $.001 per share.

     THIRD: A meeting of the shareholders of the Corporation was held on May 26, 1999, pursuant to (S)78.390 of the General Corporation Law of Nevada, on which date a majority of the shareholders voted to approve the authorization of 10,000,000 shares of $.001 par value of preferred stock ("Preferred Stock"). The approval was pursuant to a favorable vote from 50.12% of the outstanding shares of Common Stock.

     FOURTH: Following the effective date of this Certificate of Amendment, there will be 100,000,000 shares of authorized Common Stock having a par value of $.001 per share and 10,000,000 shares of authorized preferred stock having a par value of $.001 for a total of 110,000,000 authorized shares.

     FIFTH: The addition of the class of Preferred Stock will be effective upon the filing of this Certificate of Amendment to the Articles of Incorporation.

                           ________________________


     I. ARTICLE II of the Articles of Incorporation of the Corporation is hereby deleted in its entirety with the following substituted in its place:

                                  ARTICLE II
                                    CAPITAL

     The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000, of which 10,000,000 shares shall be shares of preferred stock, par value of $.001 per share ("Preferred Stock"), and 100,000,000 shares shall be shares of common stock, par value of $.001 per share ("Common Stock").
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     Preferred Stock.  The designations, preferences, limitations, restrictions,
     ---------------
and relative rights of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the General Corporation Law of Nevada and by the board of directors of the Corporation ("Board of Directors").

     Common Stock.  The aggregate number of shares of capital stock which the
     ------------
corporation shall have authority to issue is 100,000,000. The par vale of each of such shares is $0.001.

     Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable.

                           ________________________
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     Dated this 5/th/ day of January, 2000.


                               RICH COAST, INC.



                               By: /s/ James P. Fagan
                                   ------------------------------------
                                   James P. Fagan, President

STATE OF MICHIGAN        )
                         )ss
COUNTY OF ____________   )


     The foregoing instrument was sworn to me this 5/th/ day of January, 2000 by James P. Fagan, President of Rich Coast, Inc.

     Witness by hand and official seal.

     My commission expires:________________________

                                   /s/ Signature
                               -----------------------------------------
                               Notary Public



                               By: /s/ Robert W. Truxell
                                   -------------------------------------
                                   Robert W. Truxell, Secretary

STATE OF MICHIGAN        )
                         )ss
COUNTY OF ____________   )


     The foregoing instrument was sworn to me this 5th day of January, 2000 by Robert W. Truxell, Secretary of Rich Coast, Inc.

     Witness by hand and official seal.

     My commission expires:________________________


                                   /s/ Signature
                               -----------------------------------------
                               Notary Public